Exhibit 10.2

STOCK OPTION AGREEMENT

(Non-Qualified Stock Option)

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made effective as of January 3, 2007 (the “Effective Date”), by and between Celsion Corporation, a Delaware corporation (the “Company”) and Michael H. Tardugno (the “Optionee”).

WITNESSETH:

WHEREAS, the Company and the Optionee are parties to that certain Employment Agreement, effective as of January 3, 2007 (the “Employment Agreement”);

WHEREAS, pursuant to Section 3(c) of the Employment Agreement, the Company has agreed to issue an option (the “Inducement Option”) to purchase Four Hundred and Thirty Thousand (430,000) shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), subject to the terms and conditions of the Employment Agreement; and

WHEREAS, as contemplated by such Section 3(c), the Company and the Employee desire to evidence the terms and conditions relating to the grant of the Inducement Option;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is acknowledged by each of the parties hereto, such parties, intending legally to be bound, hereby agree as follows:

1. Defined Terms. When used in this Agreement, the following capitalized terms have the respective meanings set forth in this Section 1:

(a)	“Administrator” means the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors if the Board of Directors has delegated to the Compensation Committee as such, or a subcommittee of the Compensation Committee if so designated.

(b)	“Agreement” has the meaning ascribed thereto in the Introductory Paragraph of this Agreement.

(c)	“Applicable Laws” means the statutes, laws, ordinances, including the rules and regulations promulgated thereunder, governing the administration of stock options under U.S. state corporate laws, U.S. federal and state securities laws, the Code and any U.S. stock exchange, market or quotation system on which the Common Stock is listed or quoted.

(d)	“Cause” has the meaning ascribed thereto in the Employment Agreement.

(e)	“Change in Control” has the meaning ascribed thereto in the Employment Agreement.

(f)	“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto, including the rules and regulations promulgated thereunder as in effect from time to time.

(g)	“Common Stock” has the meaning ascribed thereto in the Recitals to this Agreement

(h)	“Company” has the meaning ascribed thereto in the Introductory Paragraph of this Agreement.

(f)	“Disability” has the meaning ascribed thereto in the Employment Agreement.

(g)	“Effective Date” has the meaning ascribed thereto in the Introductory Paragraph to this Agreement.

(h)	“Employment Agreement” has the meaning ascribed thereto in the Recitals to this Agreement.

(i)	“Fair Market Value” means, on a given day, the closing sale price for the Common Stock as reported on the principal securities exchange, market or quotation system on which the Common Stock may be listed or quoted on such date or, if no such sale occurred on that date, then for the next preceding date on which a sale was made. If the Common Stock should not be listed or quoted on a securities exchange, market or quotation system, Fair Market Value shall be determined in good faith by the Board of Directors of the Company.

(j)	“Inducement Option” has the meaning ascribed thereto in the Recitals to this Agreement.

(k)	“Installment” has the meaning ascribed thereto in Section 3(b) of this Agreement.

(l)	“Optionee” has the meaning ascribed thereto in the Introductory Paragraph of this Agreement.

(m)	“Option Price” has the meaning ascribed thereto in Section 3(a) of this Agreement.

(n)	“Option Term” has the meaning ascribed thereto in Section 3(b) of this Agreement.

(o)	“Shares” has the meaning ascribed thereto in the Recitals to this Agreement.

(p)	“Vested Portion” has the meaning ascribed thereto in Section 3(b) of this Agreement.

2. Grant and Nature. Subject to the terms and conditions hereof and of the Employment Agreement including, without limitation, adjustment pursuant to Section 4 of this Agreement, the Company hereby grants to the Optionee the Inducement Option to purchase the Shares, consisting of Four Hundred-Thirty Thousand (430,000) shares of Common Stock. The Inducement Option is intended to be a nonqualified stock option, and is not intended to qualify as an incentive stock option under Section 422 of the Code.

3. Terms and Conditions.

(a) Option Price. The purchase price (the “Option Price”) to be paid by the Optionee to the Company upon the exercise of the Inducement Option shall be the closing price of the Common Stock on the American Stock Exchange on the Effective Date, subject to adjustment as provided in Section 4 of this Agreement.

(b) Vesting.

(i) The Inducement Option shall vest and become exercisable in four (4) equal installments of Inducement Option to purchase 107,500 Shares on the first, second, third and fourth anniversaries of the Effective Date (each, an “Installment”) subject to accelerated vesting and forfeiture as otherwise provided herein, provided that, if the Optionee’s employment is terminated by the Company prior to the first anniversary of the Effective Date other than pursuant to Section 6 of the Employment Agreement (death, Disability or termination for “Cause”), the first installment of Inducement Option shall vest on the date of such termination and the remainder of the Inducement Option shall not vest and shall be forfeited and further provided that, if the Optionee is not employed by the Company on the second, third or fourth anniversary of the Effective Date, the installments vesting on and after any such anniversary shall not vest and the Inducement Option included therein shall be forfeited. The portion of the Inducement Option which has become vested and exercisable pursuant to this Section 3 is hereinafter referred to as the “Vested Portion.” The Inducement Option shall be exercisable, once vested, for a period ending on the tenth anniversary of the Effective Date (the “Option Term”), subject to earlier termination as provided herein.

(ii) In the event of the death of the Optionee, any portion of the Inducement Option that is vested and fully exercisable at the time of death shall remain fully exercisable, by the Optionee’s legal representatives, for a period of one hundred eighty (180) days from the date of death, at which time any Vested Portion of the Inducement Option not exercised automatically shall be forfeited. Any portion of the Inducement Option that has not vested prior the date of death shall be forfeited.

(iii) In the event of the physical or mental Disability of the Optionee, as defined in the Employment Agreement, any portion of the Inducement Option that is vested and fully exercisable at the time of Disability shall remain fully exercisable, by the Optionee or his legal representatives, should he have such, for a period of one hundred eight (180) days from the date of Disability, at which time any Vested Portion of the Inducement Option not exercised automatically shall be forfeited. Any portion of the Inducement Option that has not vested prior to the date of Disability shall be forfeited.

(iv) In the event that the Optionee’s employment with the Company is terminated for “Cause” as defined in the Employment Agreement, or that the Optionee voluntarily terminates his employment other than pursuant to Section 7 or Section 8 of the Employment Agreement, except as otherwise provided in subsection (i) of this Section 3(b), any portion of the Inducement Option that is vested and fully exercisable at the time of such termination may be exercised by the Optionee for a period of ninety (90) days after the date of termination, at which time any Vested Portion of the Inducement Option not exercised automatically shall be forfeited. Any portion of the Inducement Option that has not vested prior to the date of termination shall be forfeited.

(v) In the event that the Optionee’s employment with the Company is terminated by the Company other than pursuant to Section 6 of the Employment Agreement (death, Disability, or “Cause”) or is terminated by the Optionee pursuant to Section 7 of the Employment Agreement (for a material breach by the Company), and such termination does not occur within two (2) years following a Change in Control, any portion of the Inducement Option that is vested and fully exercisable at the time of termination shall remain fully exercisable for a period of one hundred eighty (180) days after the date of termination, at which time any Vested Portion of the Inducement Option not exercised automatically shall be forfeited. Any portion of the Inducement Option that has not vested prior to the date of termination shall be forfeited.

(vi) In the event that the Optionee’s employment with the Company is terminated by the Company other than pursuant to Section 6 of the Employment Agreement (death, Disability or “Cause”) or is terminated by the Optionee pursuant to Section 7 (for a material breach by the Company) or Section 8 (following a Change in Control) and such termination occurs within two (2) years following a Change in Control, any portion of the Inducement Option not the vested shall vest as of immediately prior to the effectiveness of such Change in Control and shall become and remain fully exercisable, along with any portion theretofore vested, through the Option Term and otherwise in accordance with the respective original terms, as if no Change in Control had occurred.

(c) Effect on Employment Rights. The grant of the Inducement Option neither confers upon the Optionee any right to continue in the employment of the Company nor, subject to the provisions of the Employment Agreement, limits in any way the right of the Company to terminate the employment of the Optionee at any time.

(d) Method of Exercise and Payment. At any time prior to the expiration thereof in accordance with the terms of this Agreement, the Optionee may exercise all or a portion of the Vested Portion of the Inducement Option by delivering written notice of exercise to the Company, together with payment in full for the Shares being acquired, in an amount equal to the product of the Option Price multiplied by the number of Shares to be acquired. Such payment may be made (i) by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such Shares, (ii) subject to the consent of the Company, by delivery to the Company of shares of Common Stock of the Company owned by the Optionee for a period of at least six months prior to the exercise date having a Fair Market Value, on the exercise date, equal in amount to the purchase price of such Shares, (iii) by any other means which the Board of Directors determines are appropriate and consistent with Applicable Laws (including, without limitation, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Regulation T promulgated by the Federal Reserve Board), or (iv) by any combination of such methods of payment.

(e) Tax Withholding. The Company shall be entitled to withhold (or secure payment from the Optionee in lieu of withholding) the amount of any withholding or other payment required under the tax withholding provisions of the Code, any applicable jurisdiction’s income tax act or any other applicable law with respect to any Shares issuable under the exercised portion of the Inducement Option.

4. Adjustments in and Changes to the Shares.

(a) General. If the Company shall at any time after the date hereof (i) declare a dividend on its Common Stock payable in shares of its capital stock (of any class), (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in connection with a consolidation or merger in which it is the continuing corporation, the Option Price in effect on the record date for that dividend, or the effective date of that subdivision, combination or merger, and/or the number and kind of shares of capital stock on that date subject to the Inducement Option shall be proportionately adjusted so that the Optionee shall be entitled to receive the aggregate number and kind of shares of capital stock which, if the Inducement Option had been exercised immediately prior to that date, the Optionee would have owned and been entitled to receive by virtue of that subdivision, combination or merger. The foregoing adjustment shall be made successively whenever any event listed above shall occur.

(b) No Restrictions on Company. The grant of the Inducement Option alone shall not affect in any way the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

5. Non-Assignability. Unless otherwise permitted by the Administrator, the Inducement Option shall not be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. The Inducement Option may not be exercised during the lifetime of the Optionee except by him, his guardian or legal representative.

6. Restrictions on Transfers of Shares.

(a) Initial Issuance. Anything contained in this Agreement or in the Employment Agreement notwithstanding, the Company may postpone the issuance and delivery of any Shares upon any exercise of the Inducement Option in whole or in part until completion of any stock exchange or market listing or registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company may consider appropriate; and may require the Optionee, when exercising the Inducement Option, to make such representations and furnish such information as the Company may consider appropriate in connection with the issuance of the Shares in compliance with applicable legal requirements.

(b) Post-Issuance Transfers. Shares issued and delivered upon exercise of the Inducement Option shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect, as the Company, in its discretion, shall determine are necessary to satisfy applicable legal requirements and obligations.

7. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of the Inducement Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of the Inducement Option, the Administrator may require the person exercising the Inducement Option to represent and warrant at the time of any such exercise that the Shares issuable upon such exercise are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is necessary.

8. Rights of Optionee. The Optionee shall have no rights as a stockholder of the Company with respect to any of the Shares until (a) the Optionee has given written notice of exercise of the Inducement Option, (b) the Optionee has paid the aggregate Option Price in full for such Shares and, if applicable, satisfied any other conditions imposed by the Company or Administrator and (c) the date of issuance of a certificate to the Optionee evidencing such Shares.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to the principles of conflicts of laws thereof.

10. Rights and Remedies Cumulative. All rights and remedies of the Company and of the Optionee enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

11. Notices. All notices, requests, consents and other communications required or permitted to be given hereunder or contemplated or in connection herewith shall be in writing and shall be deemed to have been duly given if sent by private overnight mail service (delivery confirmed by such service), registered or certified mail (return receipt requested and received), facsimile (confirmed receipt by return fax from the receiving party) or if delivered personally, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

If to the Company:

Celsion Corporation

10220 L Old Columbia Road

Columbia, Maryland 21046

Attention: Chairman of the Compensation Committee

Telephone: (410) 290-5390

Fax: (410) 290-5394

If to the Optionee:

Michael H. Tardugno

256 Golf Course Road

South Burlington, VT 05403

Telephone: (802) 860-6387

12. Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof to any person(s) or under any circumstance(s), shall, for any reason, be found by a court or regulatory agency or tribunal of competent jurisdiction to be invalid, illegal or unenforceable, such court, agency or tribunal shall have the power, and hereby is directed, to substitute for or limit such provision(s) in order as closely as possible to effectuate the original intent of the parties with respect to such invalid, illegal or unenforceable provision(s) and this Agreement generally and so to enforce such substituted provision(s). Subject to the foregoing, the invalidity, illegality or unenforceability of any one or more of the provisions contained herein shall not affect the validity of any other provision of this Agreement.

13. Entire Agreement. This Agreement and the Employment Agreement constitute the entire agreement between the Company and the Optionee in respect of the subject matter of this Agreement and supersede any and all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties with respect to such subject matter. In the event of any conflict between the provisions of this Agreement and the terms of the Employment Agreement, the terms of this Agreement will control.

14. Amendment; Waiver. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No officer, employee or other servant or agent of the Company, and no servant or agent of the Optionee is authorized to make any representation, warranty or other promise not contained in this Agreement. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, or any one or more or continuing waivers of any such breach, shall constitute a waiver of the breach of any other term or covenant contained in this Agreement.

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the legal representatives, heirs, distributees, successors and permitted assigns of the parties hereto. The Company may not assign its rights and obligations under this Agreement without the prior written consent of the Optionee, except to a successor to substantially all the Company’s business that expressly assumes the Company’s obligations hereunder in writing. For purposes of this Agreement, “successors” shall mean any successor, whether direct or indirect, by way of share exchange, merger, consolidation, reorganization or similar transaction, or the sale of all or substantially all of the assets of the Company.

16. Captions and Headings. Captions to and headings of the various provisions hereof are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation, or determination of the validity, of this Agreement or any term or provision hereof.

17. Gender and Number. As the context requires, any term used herein in the singular shall extend to and include the plural, any term used in the plural shall extend to and include the singular and any term used in either gender or the neuter shall extend to and include each gender or be neutral.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile versions of original signatures of this Agreement shall be considered original signatures.

19. Recitals. The Recitals appearing at the beginning of this Agreement are incorporated herein by reference and made a part hereof as fully as if set forth in full herein.

20. Advice of Counsel. The Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement.

[Signature Page follows.]

IN WITNESS WHEREOF, each of the parties has executed this Agreement effective as of the date first above written.

Celsion Corporation

By:	/s/ Anthony P. Deasy
Print Name:	Anthony P. Deasy
Title:	Executive Vice President

/s/ Michael H. Tardugno
Michael H. Tardugno